                                                                     Exhibit 4.1


                 NIKE, INC. OFFICERS' CERTIFICATE PURSUANT TO
                    SECTIONS 2.2 AND 10.4 OF THE INDENTURE

          Each of Robert S. Falcone and Lindsay D. Stewart does hereby certify that he is the Vice President and Chief Financial Officer, and Vice President and Assistant Secretary, respectively, of NIKE, Inc., an Oregon corporation (the "Company") and further certify, pursuant to resolutions of the Board of Directors of the Company duly adopted on June 14, 1996 (the "June Board Resolutions") and September 16, 1996 (the "September Board Resolutions") and resolutions of the Executive Committee of the Company duly adopted by written consent on November 8, 1996 (the "Executive Committee Resolutions") (collectively, the "Resolutions"), pursuant to Sections 2.2 and 10.4 of the Indenture (the "Indenture") dated as of December 13, 1996 between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), as follows:

          (a) Attached hereto as Annex A is a true and correct copy of a
                                 -------
     specimen Note (the "Form of Note") representing the Company's 6-3/8%
     Notes Due December 1, 2003 (the "Notes"), which Notes constitute a separate series of Securities under the Indenture.

          (b) The Form of Note sets forth the terms required to be set forth in this certificate pursuant to Section 2.2 of the Indenture, and said terms are incorporated herein by reference.

          (c) Each of the undersigned is authorized to approve the terms and conditions of the Notes pursuant to the Resolutions.

          (d) Attached hereto as Annex B are true and correct copies of the June
                                 -------
     Board Resolutions, the September Board Resolutions and the Executive Committee Resolutions.

          (e) Attached hereto as Annex C are true copies of the letters
                                 -------
     addressed to the Trustee entitling the Trustee to rely on the Opinions of Counsel attached thereto, which Opinions relate to the Notes and comply with Section 10.4(b) of the Indenture.

          (f) Each of the undersigned has reviewed the provisions of the Indenture, including the covenants and conditions precedent pertaining to the issuance of the Notes.

          (g) In connection with this certificate each of the undersigned has examined documents, corporate records and certificates and has spoken with other officers of the Company.

          (h) Each of the undersigned has made such examination and investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions precedent of the Indenture pertaining to the issuance of the Notes have been complied with.

          (i) In our opinion all of the covenants and conditions precedent provided for in the Indenture for the issuance of the Notes have been complied with.

          Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

          IN WITNESS WHEREOF, each of the undersigned officers has executed this certificate this 13th day of December 1996.


                              ________________________________
                              Name:  Robert S. Falcone
                              Title: Vice President and
                                     Chief Financial Officer


                              ________________________________
                              Name:  Lindsay D. Stewart
                              Title: Vice President and
                                     Assistant Secretary